                                                                    Exhibit 99.1

President's Report

                                                               December 29, 2008

As a result of inclement weather and the Christmas holidays, operations of our
110 mgpy ethanol facility will begin shortly after the first of the year. The project itself is essentially complete, including construction of the 6600 foot steam line extending from MidAmerican Energy to SIRE. We have grain in the silos, railcar equipment on site, and trained personnel prepared for first grind.

A significant remaining task is cleaning and testing of the steam line, a critical process which requires movement of thousands of gallons of steam and condensate - a challenging task considering the severe temperatures. It is important to proceed systematically through this start-up to ensure safety for our workers and reduce the risk of damage to our equipment. We'll give you an update when operations commence.

Here are a few notes from our CFO, Cindy Patterson, for your year-end tax planning.

     •    Last year, we had earnings from interest on our equity and primarily capital expenses, so our equity holders reflected income on their
          Forms K-1 the tax year 2007.

     •    A number of the tax aspects of our project, including depreciation and an Iowa renewable energy tax credit, are triggered by when the project becomes operational. Generally, this is not just completion, but completed, tested and operating.

     •    Because the plant will not be operational until 2009, and because this year we had operating expenses to offset our interest income (which declined as our equity was invested in construction), our equity holders will have minimal activity reported on the K-1s for the tax year 2008.

     •    We anticipate that the K-1's will be mailed out mid-February.

Thanks again for your support throughout the year and please join me in thanking our employees and our contractors' employees as they work so hard in difficult weather to complete the plant. As always, please contact me directly at (712)
366-0392 if you have any issues or concerns regarding the project.

Mark Drake

                      SIRE Newsletter - Volume II Issue 8
This newsletter contains forward-looking statements. We undertake no responsibility to update any forward-looking statement. When used, the words,
"believe," "expect," "will," "can," "estimate," "anticipate" and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our
Securities and Exchange Commission filings.